                                                                    Exhibit 99.1

INVESTOR RELATIONS:                         MEDIA RELATIONS:
John Pitt                                   Alicia Curran
Instinet Group Incorporated                 Instinet Group Incorporated
212 310 7481                                212 310 7462
john.pitt@instinet.com                      alicia.curran@instinet.com

                    INSTINET ANNOUNCES FIRST QUARTER RESULTS

NEW YORK, April 22, 2003 - Instinet Group Incorporated (Nasdaq: INET) today announced a net loss of $34 million or $0.10 per share, compared to a net loss of $35 million, or $0.14 per share, for the first quarter of 2002.(1) The pro forma operating loss was $6 million, or $0.02 per share, for the first quarter of 2003. The pro forma operating loss excludes investment gains and losses, the effect of charges related to our recently announced cost reductions, insurance recovery for assets lost at the World Trade Center in 2001, and the related tax effect of these items.(2)

Ed Nicoll, Chief Executive Officer of Instinet, commented: "Under tough first-quarter business conditions both in the U.S. and elsewhere, Instinet made significant progress with our comprehensive plan to reduce costs and deliver technologically advanced products and services in the most efficient manner possible. Over the coming months, we will also seize the opportunity to provide our customers enhanced automated services for the trading of U.S. listed securities, which will allow our fully electronic, unconflicted marketplace to compete more aggressively against the manual, floor-based markets."

BUSINESS HIGHLIGHTS

- Our clients traded 31.5 billion U.S. equity shares through Instinet in the first quarter of 2003, up from 15.2 billion shares executed in the first quarter of 2002, and down 14% from 36.8 billion shares executed in the fourth quarter of 2002. The decline versus the fourth quarter of 2002 was due to lower overall average daily market volumes and three fewer trading days in 1Q03. The Island ECN accounted for 12.4 billion shares of this volume in the first quarter of 2003.

- U.S. equity shares executed through Instinet during the first quarter of 2003 consisted of 26.3 billion Nasdaq-listed shares and 5.2 billion U.S. exchange-listed shares.

- Our share of total U.S. equity volume was 15.4% in the first quarter. This compares to 7.1% in the first quarter of 2002 and 16.1% in the fourth quarter of 2002. The decline in our overall market share versus the fourth quarter was due to a shift in the mix of total volume between the exchange-listed and Nasdaq-listed markets, as our share of each market remained level.

- Our share of Nasdaq-listed equity volume was 29.6% in the first quarter, and our share of U.S. exchange-listed equity volume was 4.5%.

----------

(1) Unless otherwise specified, financial results and statistical information referred to in this release include data for Island Holding Company, Inc. following the closing of our acquisition of Island on September 20, 2002.

(2) See table titled "Reconciliation of Pro Forma Operating Results for 1Q03".

- We have achieved a significant portion of our fourth quarter 2002 cost reduction targets. Our annualized fixed-cost base was approximately $563 million in the first quarter. This was $142 million, or 20%, below its level in the first quarter of 2002. (The fixed-cost base excludes variable costs - soft dollar and commission recapture, broker-dealer rebates and brokerage, clearing and exchange fees - and non-operating expenses, which include charges related to goodwill and our cost-reduction initiatives).(2)

FINANCIAL PERFORMANCE

Revenues

Total revenues for the first quarter were $240 million, down 10% from the fourth quarter of 2002.

Transaction fee revenue for the first quarter was $255 million, down 8% from the fourth quarter of 2002. Our net equity transaction fee revenue was $152 million, down 9% from the fourth quarter of 2002.(2)

 During the first quarter, Instinet recorded a net investment loss of $22 million, resulting primarily from a write-down in the carrying value of certain of the company's non-public investments.

Expenses

Instinet's total expenses from continuing operations for the first quarter of 2003 were $281 million, down 25% from the fourth quarter of 2002. Operating expenses, which exclude severance and occupancy charges of $11 million (included in compensation and benefits, and occupancy) related to our recently announced cost reductions, $5 million insurance recovery of fixed assets lost at the World Trade Center in 2001, and restructuring charges in 2002, were $274 million, or 12% lower than the comparable expenses in the fourth quarter of 2002.(2)

- Compensation and benefits expense was $64 million in the first quarter of 2003. Excluding a $9 million severance charge for our recently announced cost reductions, compensation and benefits expense was down 10% from the previous period, reflecting lower staff levels.

- Brokerage, clearing and exchange fees were $34 million, down 8% from the previous quarter, reflecting lower volume and the integration of Island's clearing in the first quarter of 2003, partly offset by higher international clearing costs.

- Communications and equipment expense was $31 million, down 16% from the previous quarter due to lower spending on equipment, hardware and software, as well as lower costs related to our core communications due to system efficiencies.

- Other expenses were $8 million, down 53% from the fourth quarter of 2002, primarily due to higher bad debt reserves in the fourth quarter of 2002 related to loans made in prior periods to certain companies in which Instinet has strategic investments.

Balance Sheet

At March 31, 2003, Instinet had net cash (cash and cash equivalents and securities owned less short-term borrowings) of approximately $540 million, tangible net assets of approximately $870 million, and shareholders' equity of approximately $990 million. There were approximately 331 million shares of common stock outstanding.

COST REDUCTION

During the first quarter, Instinet announced that, as part of its continuing cost-reduction effort, it would reduce its workforce by approximately 175 employees (or approximately 12 percent of its full-time employees), across its operations, both in the U.S. and internationally. These reductions result from attrition and the elimination of positions. They are expected to produce an estimated $20 million reduction in annualized operating costs. This decrease is in addition to the $100 million cost reduction target announced in the fourth quarter of 2002. As noted above, in the first quarter of 2003 we incurred costs of $11 million related to this cost reduction program.

Instinet's Chief Financial Officer, John F. Fay, commented: "In the first quarter, we reduced our operating costs significantly compared to the fourth quarter. We are operating in a very tough environment and continue to be focused on looking for cost reductions and efficiencies. We believe that with our strong, debt-free balance sheet, we are well positioned to weather the current market conditions and are focused on transforming to a low-cost organization to better serve our customers."

OPERATING REVIEW

Important operating achievements during the quarter included:

      - Instinet Trading Portal(SM), the company's new front-end trading application, was deployed at over 700 Instinet client sites by the end of the first quarter, well ahead of original deployment targets. By quarter-end, over 25% of Instinet's total institutional order flow was being processed through Portal.

      - Newport(TM), Instinet's patent-pending global program-trading and execution management solution, was deployed at 75 clients by the end of the quarter. Customers use Newport to trade in global markets, access Instinet Crossing, implement rules-based automated trading, and route orders to other unaffiliated broker-dealers. Newport is also used actively on Instinet's own trading desks to receive and trade orders on behalf of clients. During the first quarter, shares with a value of $14.5 billion were executed via Newport, an increase of 36% over the previous quarter.

      - Instinet Crossing was made accessible through Portal. The functionality allows Portal customers to route orders to the after-hours cross as a destination choice in the Portal order ticket, and provides next-day execution reports. Access to the cross is already a feature of Newport and other Instinet front-ends.

      - Instinet began implementing smart-routing for trading in U.S. exchange-listed stocks. The technology will give clients fast, one-stop access with complete anonymity to all major sources of upstairs listed liquidity, including ECNs and ITS-CAES (which combined account for over 17% of average daily volume in NYSE-listed stocks), together with DOT connectivity. The enhancement includes upgraded order-entry functionality.

      - Instinet Clearing Services migrated Instinet's U.S. broker business to its new high-performance clearing system, a scalable transaction processing system that significantly increases Instinet's clearing capacities.

      - As part of its continuing program to achieve additional cost savings through the integration of Instinet and Island, the company successfully converted Island's clearing to Instinet Clearing Services. This was one of the largest such conversions in Wall Street history, and is expected to significantly reduce clearing costs.

      - Other integration developments during the quarter included reduction of office space, rationalization of vendor contracts, optimization of client connectivity and re-organization of internal human resource programs and policies that together are expected to produce annual savings of over $30 million.

"Despite one of the most challenging business environments in its history, Instinet has successfully maintained its leadership position in the market for Nasdaq-listed securities, and at the same time taken steps to deliver new products and services to our customers to further increase our presence in the market for U.S. exchange-listed securities," said Jean-Marc Bouhelier, Chief Operating Officer of Instinet. "We also continue to take steps to further reduce our unit costs and improve profitability."

WEBCAST

Instinet will webcast a conference call to discuss its first quarter results at 11:00 a.m. New York time today at http://www.investor.instinet.com. A replay will be available at the same address following the call.

ABOUT INSTINET

Instinet, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions for more than 30 years. Our services enable buyers and sellers worldwide to trade securities directly and anonymously with each other, have the opportunity to gain price improvement for their trades, manage their orders and lower their overall trading costs. Through our electronic platforms, our customers also can access over 40 securities markets throughout the world, including NASDAQ, the NYSE and stock exchanges in Frankfurt, Hong Kong, London, Paris, Sydney, Tokyo, Toronto and Zurich. Our customers primarily consist of institutional investors, such as mutual funds, pension funds, insurance companies and hedge funds, as well as market professionals, including broker-dealers. We act solely as an agent for our customers and do not trade securities for our own account or maintain inventories of securities for sale.

                                      # # #

This press release is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security.

(C) 2003 Instinet Corporation and its affiliated companies. All rights reserved. Instinet Clearing Services, Inc. is a wholly owned subsidiary of Instinet Corporation, both members NASD/SIPC, and subsidiaries of Instinet Group Incorporated. INSTINET, the Instinet Trading Portal and Newport are trademarks and service marks in the United States and in other countries throughout the world. Island Holding Company and the Island ECN, Inc., member NASD/CSE/SIPC, are subsidiaries of Instinet Group Incorporated. The Island ECN operates as an entity separate from Instinet Corporation's ECN.

This news release may be deemed to include forward-looking statements relating to Instinet. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are included in Instinet's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and other documents filed with the SEC and available on the Company's website. Certain information regarding trading volumes is also included in Instinet's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and on the Company's website at www.instinet.com. These statements speak only as of the date of this news release, and the Company does not undertake any obligation to update them.

Instinet Group Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)


(Unaudited)                                                                                               Pct Chg -- inc/(decr)
                                                                                                          ---------------------
                                                                         Three months ended                Mar 31 2003 versus:
                                                                -------------------------------------     ---------------------
                                                                 Mar 31,       Dec 31,       Mar 31,       Dec 31,      Mar 31,
                                                                   2003          2002          2002         2002         2002
                                                                   ----          ----          ----         ----         ----
REVENUES
Transaction fees                                                $ 255,224     $ 278,441     $ 265,881         (8.3)        (4.0)
Interest                                                            6,347         8,546         8,934        (25.7)       (29.0)
Investments                                                       (21,678)      (19,878)       (5,714)         9.1        279.4
                                                                ---------     ---------     ---------
     TOTAL REVENUES                                               239,893       267,109       269,101        (10.2)       (10.9)

EXPENSES
Compensation and benefits                                          63,984        60,745        86,218          5.3        (25.8)
Soft dollar and commission recapture                               49,058        50,161        53,591         (2.2)        (8.5)
Broker-dealer rebates                                              50,420        56,601         3,291        (10.9)
Brokerage, clearing and exchange fees                              34,025        36,994        36,681         (8.0)        (7.2)
Communications and equipment                                       30,720        36,604        33,309        (16.1)        (7.8)
Depreciation and amortization                                      24,074        24,659        19,123         (2.4)        25.9
Occupancy                                                          16,458        16,158        13,552          1.9         21.4
Professional fees                                                   6,338         7,820         5,018        (19.0)        26.3
Marketing and business development                                  2,781         3,756         3,407        (26.0)       (18.4)
Other                                                               7,860        16,559        15,674        (52.5)       (49.9)
Restructuring                                                          --        62,405        15,030           --           --
Insurance recovery of fixed assets lost at the World Trade
Center                                                             (5,000)           --            --           --           --
                                                                ---------     ---------     ---------
  TOTAL EXPENSES                                                  280,718       372,462       284,894        (24.6)        (1.5)
                                                                ---------     ---------     ---------

Income/(loss) from continuing operations before income taxes      (40,825)     (105,353)      (15,793)       (61.2)       158.5
Income tax provision                                               (6,507)        6,690        (5,703)      (197.3)        14.1
                                                                ---------     ---------     ---------
Income/(loss) from continuing operations                          (34,318)     (112,043)      (10,090)       (69.4)       240.1
Discontinued operations:
  Loss from operations of fixed income business                        --          (412)       (9,775)      (100.0)      (100.0)
  Income tax benefit                                                   --           252         3,824       (100.0)      (100.0)
                                                                ---------     ---------     ---------
Income/(loss) before cumulative effect of change in
accounting principle                                              (34,318)     (112,203)      (16,041)       (69.4)       113.9
Cumulative effect of change in accounting principle related
to goodwill, net of tax                                                --            --       (18,642)                   (100.0)
                                                                ---------     ---------     ---------
  NET INCOME/(LOSS)                                             $ (34,318)    $(112,203)    $ (34,683)       (69.4)        (1.1)
                                                                =========     =========     =========

EARNINGS/(LOSS) PER SHARE - BASIC AND DILUTED
  Income/(loss) from continuing operations                      $   (0.10)    $   (0.34)    $   (0.04)
  Discontinued operations:
    Loss from operations of fixed income business                      --         (0.00)        (0.04)
    Income tax benefit                                                 --          0.00          0.02
                                                                ---------     ---------     ---------
     NET INCOME/(LOSS)                                          $   (0.10)    $   (0.34)    $   (0.14)       (69.5)       (25.6)
                                                                =========     =========     =========

Weighted average shares outstanding - basic                       330,764       329,933       248,730          0.3         33.0
Weighted average shares outstanding - diluted                     330,764       329,933       248,730          0.3         33.0

Note: Results for Island Holding Company, Inc. are included subsequent to
9/20/02.

Instinet Group Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

                                                                      Quarter ended:
                                      ------------------------------------------------------------------------------------
                                       Mar 31,       Dec 31,      Sept 30,      June 30,       Mar 31,       Dec 31,
                                         2003          2002          2002          2002          2002          2001
                                      ---------     ---------     ---------     ---------     ---------     ---------
REVENUE
Transaction fees                      $ 255,224     $ 278,441     $ 263,917     $ 269,933     $ 265,881     $ 319,219
Interest                                  6,347         8,546        10,699        11,958         8,934        11,562
Investments                             (21,678)      (19,878)      (20,336)      (13,181)       (5,714)       17,817
                                      ---------     ---------     ---------     ---------     ---------     ---------
       TOTAL REVENUES                   239,893       267,109       254,280       268,710       269,101       348,598

EXPENSES
Compensation and benefits                63,984        60,745        63,809        70,989        86,218        83,996
Soft dollar and commission
recapture                                49,058        50,161        51,824        61,738        53,591        58,174
Broker-dealer rebates                    50,420        56,601        39,004        25,503         3,291            --
Brokerage, clearing and exchange
fees                                     34,025        36,994        42,079        33,767        36,681        40,364
Communications and equipment             30,720        36,604        26,620        29,187        33,309        32,872
Depreciation and amortization            24,074        24,659        16,712        17,930        19,123        21,269
Occupancy                                16,458        16,158        12,223        13,595        13,552        11,587
Professional fees                         6,338         7,820         5,110         6,646         5,018         7,880
Marketing and business development        2,781         3,756         2,451         7,480         3,407         2,739
Other                                     7,860        16,559         9,899        16,852        15,674        13,742
Restructuring                                --        62,405           955        42,410        15,030         1,557
Goodwill impairment                          --            --       551,991            --            --            --
Loss of fixed assets at World                --            --            --            --            --           818
Trade Center
Insurance recovery of fixed
assets lost                              (5,000)           --            --            --            --        (1,472)
                                      ---------     ---------     ---------     ---------     ---------     ---------
     TOTAL EXPENSES                     280,718       372,462       822,677       326,097       284,894       273,526

Income/(loss) from continuing
operations before income taxes,
cumulative effect of change in
accounting principle                    (40,825)     (105,353)     (568,397)      (57,387)      (15,793)       75,072
Income tax provision/(benefit)           (6,507)        6,690       (39,958)      (14,117)       (5,703)       26,662
                                      ---------     ---------     ---------     ---------     ---------     ---------
Income/(loss) from continuing
operations before cumulative
effect of change in accounting
principle                               (34,318)     (112,043)     (528,439)      (43,270)      (10,090)       48,410

Discontinued operations:
   Loss from operations of fixed
income business                              --          (412)           --       (23,581)       (9,775)       (4,535)
   Income tax benefit                        --           252            --         6,946         3,824         1,844
                                      ---------     ---------     ---------     ---------     ---------     ---------
Income before cumulative effect       $ (34,318)    $(112,203)    $(528,439)    $ (59,905)    $ (16,041)    $  45,719
of change in accounting principle

Cumulative effect of change in
accounting principle, net of tax             --            --            --            --       (18,642)           --
                                      ---------     ---------     ---------     ---------     ---------     ---------
     NET INCOME / (LOSS)              $ (34,318)    $(112,203)    $(528,439)    $ (59,905)    $ (34,683)    $  45,719
                                      =========     =========     =========     =========     =========     =========
Basic and diluted:
                                      ---------     ---------     ---------     ---------     ---------     ---------
 EARNINGS/(LOSS) PER SHARE            $   (0.10)    $   (0.34)    $   (2.05)    $   (0.24)    $   (0.14)    $    0.18
                                      =========     =========     =========     =========     =========     =========

                                                  Quarter ended:
                                      -------------------------------------
                                       Sept 30,      June 30,      Mar 31,
                                         2001          2001          2001
                                      ---------     ---------     ---------
REVENUE
Transaction fees                      $ 311,737     $ 378,891     $ 414,496
Interest                                 14,254        11,199        12,281
Investments                              (6,330)        3,689         2,212
                                      ---------     ---------     ---------
       TOTAL REVENUES                   319,661       393,779       428,989

EXPENSES
Compensation and benefits                84,820       112,735       124,797
Soft dollar and commission
recapture                                51,595        54,228        56,053
Broker-dealer rebates                        --            --            --
Brokerage, clearing and exchange
fees                                     33,284        36,185        36,390
Communications and equipment             36,939        42,560        43,631
Depreciation and amortization            21,206        19,669        18,610
Occupancy                                14,424        13,796        10,111
Professional fees                         8,085         9,012        15,013
Marketing and business development          843         8,477        10,084
Other                                    14,312        13,545        12,935
Restructuring                            22,821            --            --
Goodwill impairment                          --            --            --
Loss of fixed assets at World            19,528            --            --
Trade Center
Insurance recovery of fixed
assets lost                             (19,528)           --            --
                                      ---------     ---------     ---------
     TOTAL EXPENSES                     288,329       310,207       327,624

Income/(loss) from continuing
operations before income taxes,
cumulative effect of change in
accounting principle                     31,332        83,572       101,365
Income tax provision/(benefit)           15,685        36,198        43,665
                                      ---------     ---------     ---------
Income/(loss) from continuing
operations before cumulative
effect of change in accounting
principle                                15,647        47,374        57,700

Discontinued operations:
   Loss from operations of fixed
income business                         (11,871)      (10,841)      (11,886)
   Income tax benefit                     4,434         4,197         4,294
                                      ---------     ---------     ---------
Income before cumulative effect       $   8,210     $  40,730     $  50,108
of change in accounting principle

Cumulative effect of change in
accounting principle, net of tax             --            --            --
                                      ---------     ---------     ---------
     NET INCOME / (LOSS)              $   8,210     $  40,730     $  50,108
                                      =========     =========     =========
Basic and diluted:
                                      ---------     ---------     ---------
 EARNINGS/(LOSS) PER SHARE            $    0.03     $    0.18     $    0.24
                                      =========     =========     =========

Note: Results for Island Holding Company, Inc. are included subsequent to
9/20/02.

Instinet Group Incorporated
KEY STATISTICAL INFORMATION

The following table presents key transaction volume information, as well as certain other operating information.

                                                                                                     Pct Chg -- inc/(decr)
                                                                                                     ---------------------
                                                                    Three months ended (5)            Mar 31 2003 versus:
                                                              ----------------------------------     ---------------------
                                                              Mar 31,      Dec 31,      Mar 31,       Dec 31,      Mar 31,
                                                                2003         2002         2002         2002          2002
                                                                ----         ----         ----         ----          ----
Total U.S. equity share volume (millions)(1,2)                 204,359      228,692      212,299        (10.6)         (3.7)
Instinet's U.S. equity share volume (millions)(1,2)             31,541       36,771       15,160        (14.2)        108.1
Instinet's share of total U.S. equity share volume(1,2)           15.4%        16.1%         7.1%
                                                              --------     --------     --------
Total Nasdaq-listed equity share volume (millions)(2)           89,015      105,116      109,429        (15.3)        (18.7)
Instinet's Nasdaq-listed equity share volume
  (millions)(2)                                                 26,341       31,182       12,043        (15.5)        118.7
Instinet's share of total Nasdaq-listed equity
  share volume(2)                                                 29.6%        29.7%        11.0%
                                                              --------     --------     --------
Total U.S. exchange-listed equity share volume (millions)      115,343      123,576      102,870         (6.7)         12.1
Instinet's U.S. exchange-listed equity share volume
  (millions)(2)                                                  5,200        5,589        3,117         (7.0)         66.8
Instinet's share of total U.S. exchange-listed
  equity share volume(2)                                           4.5%         4.5%         3.0%
                                                              --------     --------     --------
Instinet's U.S. equity transaction volume (thousands)           67,987       64,673       18,953          5.1         258.7
Instinet's non-U.S. equity transaction volume (thousands)        2,161        2,329        1,957         (7.2)         10.4
                                                              --------     --------     --------
Instinet's total equity transaction volume (thousands)          70,148       67,002       20,910          4.7         235.5
                                                              --------     --------     --------
Instinet's average U.S. equity transaction size (shares
  per transaction)                                                 464          569          800        (18.4)        (42.0)
Instinet's average equity transactions per day (thousands)       1,150        1,031          349         11.5         229.5
                                                              --------     --------     --------
Transaction fees from US equities (thousands)                 $211,934     $231,620     $215,518         (8.5)         (1.7)
Transaction fees from non-US equities (thousands)             $ 43,290     $ 46,821     $ 50,363         (7.5)        (14.0)
                                                              --------     --------     --------
Total equity transaction fees (thousands)                     $255,224     $278,441     $265,881         (8.3)         (4.0)

Net transaction fees from US equities (thousands)
  (non-GAAP financial measure)(3)                             $122,370     $133,547     $166,773         (8.4)        (26.6)
Net transaction fees from non-US equities (thousands)
  (non-GAAP financial measure)(3)                             $ 30,019     $ 34,635     $ 39,217        (13.3)        (23.5)
                                                              --------     --------     --------
Total net equity transaction fees (thousands)(non-GAAP
  financial measure)(3)                                       $152,389     $168,182     $205,990         (9.4)        (26.0)

Instinet's average equity transaction fee revenue
  (U.S. cents per share per side)(4)                          $ 0.0034     $ 0.0032     $ 0.0071          6.2          52.1

Instinet's average net equity transaction fee revenue
  (U.S. cents per share per side)(non-GAAP financial
  measure)(4)                                                 $ 0.0019     $ 0.0018     $ 0.0055          5.6         (65.5)
                                                              --------     --------     --------
Full time employees at period end                                1,428        1,474        1,937         (3.1)        (26.3)
                                                              --------     --------     --------

(1) U.S. shares consist of shares of U.S exchange-listed and Nasdaq-quoted stocks.

(2) For a description of how we calculate our Nasdaq share volumes, see - "Nasdaq Volume Calculations" and "Calculation of Instinet ATS and Island ATS Volume Combined Volumes" in our Annual Report on Form 10-K for the year ended December 31, 2002.

(3) Our net equity transaction fee revenues are calculated by subtracting the soft dollar and commission recapture expenses and broker-dealer rebates from the related equity transaction fees. GAAP requires us to add our soft dollar and commission recapture expenses and broker-dealer rebates, dollar-for-dollar, to related equity transaction fee revenues.

(4) Our average U.S. net equity transaction fee revenue is calculated by dividing our net U.S. equity transaction fee revenue for the buy and sell side of each transaction by our total U.S. share volume.

(5) Represents Instinet Group Incorporated volume from all sources, including the Island ECN subsequent to 9/20/02, ProTrader Securities L.P. subsequent to 10/1/01, and Instinet Corporation. U.S. shares consist of shares of exchange-listed and Nasdaq-quoted stocks.

Instinet Group Incorporated
RECONCILIATION OF PRO FORMA OPERATING RESULTS FOR 1Q03

In evaluating our financial performance and results of operations, management reviews certain financial measures that are not in accordance with generally accepted accounting standards in the United States ("non-GAAP"). Non-GAAP measurements do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. Management uses non-GAAP financials measures in evaluating our operating performance. In light of the use by management of these non-GAAP measurements to assess our operational performance, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. These non-GAAP financials measures should be considered in the context with our GAAP results. A reconciliation of our non-GAAP measurements are provided below:

(1) Management reviews adjusted operating income, in addition to GAAP financial results. This non-GAAP financial measurement excludes non-operating items, which by their nature, management does not consider to be a true reflection of the operating results and financial performance of our global agency brokerage business. These non-operating charges are investment gains and losses, charges related to our cost reduction initiatives, goodwill impairment, fixed assets losts at the World Trade Center and related insurance recovery, and the related tax effects of those items. The following schedule reconciles our operating income to our GAAP financial results:

                                                                     Three months ended
                                                            -------------------------------------
                                                             Mar 31,       Dec 31,       Mar 31,
                                                               2003          2002          2002
                                                            ---------     ---------     ---------
Total revenues, as reported                                 $ 239,893     $ 267,109     $ 269,101
Less Investments                                              (21,678)      (19,878)       (5,714)
                                                            ---------     ---------     ---------
Pro forma revenues                                            261,571       286,987       274,815
                                                            ---------     ---------     ---------
Total expenses, as reported                                   280,718       372,462       284,894
Less severance included in compensation and benefits            9,146            --            --
Less real estate abandonment costs included in occupancy        2,333            --            --
Less restructuring                                                 --        62,405        15,030
Add insurance recovery of fixed assets at the World
Trade Center                                                   (5,000)           --            --
                                                            ---------     ---------     ---------
Pro forma operating expenses                                  274,239       310,057       269,864
                                                            ---------     ---------     ---------

                                                            ---------     ---------     ---------
Pro forma income/(loss) before income taxes                   (12,668)      (23,070)        4,951
                                                            ---------     ---------     ---------
Income tax provision/(benefit), as reported                    (6,507)        6,690        (5,703)
Tax effect of pro forma adjustments                               337       (19,773)        7,188
                                                            ---------     ---------     ---------
Pro forma provision/(benefit) for income taxes                 (6,170)      (13,083)        1,485
                                                            ---------     ---------     ---------
Net loss, as reported                                         (34,318)     (112,203)      (38,683)
Net effect of pro forma adjustments                            27,820       102,056        17,556
Add loss from operations of fixed income business, net
of tax                                                             --          (160)       (5,951)
Add cummulative effect of change in accounting principle           --            --       (18,642)
                                                            ---------     ---------     ---------
Pro forma net income/(loss)                                 $  (6,498)    $  (9,987)    $   3,466
                                                            ---------     ---------     ---------
Earnings/(loss) per share - basic and diluted, as
reported                                                    $   (0.10)    $   (0.34)    $   (0.14)
Net effect of pro forma adjustments                              0.08          0.31          0.15
                                                            ---------     ---------     ---------
Pro forma earnings/(loss) per share - basic and diluted     $   (0.02)    $   (0.03)    $    0.01
                                                            ---------     ---------     ---------

Instinet Group Incorporated
RECONCILIATION OF PRO FORMA OPERATING RESULTS FOR 1Q03

In evaluating our financial performance and results of operations, management reviews certain financial measures that are not in accordance with generally accepted accounting standards in the United States ("non-GAAP"). Non-GAAP measurements do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. Management uses non-GAAP financials measures in evaluating our operating performance. In light of the use by management of these non-GAAP measurements to assess our operational performance, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. These non-GAAP financials measures should be considered in the context with our GAAP results. A reconciliation of our non-GAAP measurements are provided below:

(2) Our expense structure includes a certain level of fixed costs, as well as a variable cost base that fluctuates with customer transaction volumes. If demand for our brokerage services declines and we are unable to respond by adjusting our fixed cost base, our operating results could be materially adversely affected. Therefore, we have undertaken cost reduction initiatives to reduce our fixed cost base. We estimate our fixed cost base by subtracting line items that we have determined to be predominantly variable in nature. Some of these variable line items may contain a fixed component. Similarly, some of our fixed expense line items may contain a variable component. Management does not adjust for the variable or fixed component within each line item when analyzing our fixed cost base. Our fixed cost base is calculated as follows:

                                                                             Three months ended
                                                                    ------------------------------------
                                                                     Mar 31,       Dec 31,      Mar 31,
                                                                       2003          2002         2002
                                                                    ---------     ---------    ---------
Reconciliation of fixed cost base:
Total expenses, as reported                                         $ 280,718     $ 372,462    $ 284,894
Less brokerage, clearing and exchange fees                             34,025        36,994       36,681
Less soft dollar and commission recapture                              49,058        50,161       53,591
Less broker-dealer rebates                                             50,420        56,601        3,291
Add insurance recovery of fixed assets at the World Trade Center       (5,000)           --           --
Less restructuring                                                         --        62,405       15,030
Less severance included in compensation and benefits                    9,146            --           --
Less real estate abandonment costs included in occupancy                2,333            --           --
                                                                    ---------     ---------    ---------
Total fixed costs                                                     140,736       166,301      176,301
                                                                    ---------     ---------    ---------
Annualized                                                          $ 562,944     $ 665,204    $ 705,204
                                                                    =========     =========    =========

Instinet Group Incorporated
RECONCILIATION OF PRO FORMA OPERATING RESULTS FOR 1Q03

In evaluating our financial performance and results of operations, management reviews certain financial measures that are not in accordance with generally accepted accounting standards in the United States ("non-GAAP"). Non-GAAP measurements do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. Management uses non-GAAP financials measures in evaluating our operating performance. In light of the use by management of these non-GAAP measurements to assess our operational performance, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. These non-GAAP financials measures should be considered in the context with our GAAP results. A reconciliation of our non-GAAP measurements are provided below:

(3) Our transaction fees earned from our customers trading equity securities have represented, and continue to represent, a substantial part of our revenues. GAAP requires us to add our soft dollar and commission recapture expenses and broker-dealer rebates, dollar-for-dollar, to related equity transaction fee revenues, which has a dilutive effect on our operating margins. Therefore, when evaluating our revenues from equity transactions, management reviews our net equity transaction fee revenue, based on U.S. securities and non-U.S. securities. Our net equity transaction fee revenues are calculated by subtracting the soft dollar and commission recapture expenses as well as broker-dealer rebates from the related equity transaction fees, as well as non-equity related revenues, and is calculated as follows:

                                                                                                      Three months ended
                                                                                           ----------------------------------------
                                                                                            Mar 31,         Dec 31,         Mar 31,
                                                                                             2003            2002            2002
                                                                                           --------        --------        --------
Total
Transaction fee revenue, as reported                                                       $255,224        $278,441        $265,881
Less non equity related transaction fee revenue                                               3,357           3,497           3,009
Less soft dollar revenues and commission recapture expenses                                  49,058          50,161          53,591
Less broker-dealer rebates                                                                   50,420          56,601           3,291
                                                                                           --------        --------        --------
Net equity transaction fee revenue                                                         $152,389        $168,182        $205,990
                                                                                           ========        ========        ========

U.S.
Transaction fee revenue from U.S. equities                                                 $211,934        $231,620        $215,518
Less non equity related transaction fee revenue                                               3,357           3,497           3,009
Less soft dollar revenues and commission recapture expenses
from U.S. equities                                                                           35,787          37,975          42,445
Less broker-dealer rebates                                                                   50,420          56,601           3,291
                                                                                           --------        --------        --------
Net equity transaction fee revenue from U.S. equities                                      $122,370        $133,547        $166,773
                                                                                           ========        ========        ========

U.S. revenue per share
Average U.S. equity transaction fee revenue (per share, per side)                          $ 0.0034        $ 0.0032        $ 0.0071
Less non equity related transaction fee revenue                                              0.0001          0.0001          0.0001
Less soft dollar revenues and commission recapture expenses from U.S. equities               0.0006          0.0005          0.0014
Less broker-dealer rebates                                                                   0.0008          0.0008          0.0001
                                                                                           --------        --------        --------
Average U.S. equity net transaction fee revenue (per share, per side)                      $ 0.0019        $ 0.0018        $ 0.0055
                                                                                           ========        ========        ========

Non-U.S
Transaction fee revenue from non-U.S. equities                                             $ 43,290        $ 46,821        $ 50,363
Less non equity related transaction fee revenue                                                  --              --              --
Less soft dollar revenues and commission recapture expenses from  non-U.S. equities          13,271          12,186          11,146
                                                                                           --------        --------        --------
Net equity transaction fee revenue from non-U.S. equities                                  $ 30,019        $ 34,635        $ 39,217
                                                                                           ========        ========        ========